Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Providence Service Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-212888, 333-183339, 333-166978, 333-151079, 333-135126, and 333-145843) on Form S-8 of The Providence Service Corporation and subsidiaries of our reports dated March 9, 2018, with respect to the consolidated balance sheets of The Providence Service Corporation and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule II (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of The Providence Service Corporation.

/s/ KPMG LLP

Stamford, Connecticut
March 9, 2018